Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (333-286211) on Form F-1 Amendment No. 5, of our report dated February 28, 2025, relating to the consolidated financial statements of Enigmatig Limited, which is included in this Registration Statement on the Form F-1 Amendment No. 5.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Los Angeles, California

June 12, 2025